UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 1, 2005

MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective October 1, 2005, John M. Clayton has been elected to the Company’s Board of Directors. The appointment increases the total number of directors on the Board from eight to nine. Mr. Clayton is an independent director who will serve on the Compensation Committee and the Corporate Governance and Nominating Committee.
Mr. Clayton will serve on the Board until the next annual meeting of shareholders at which time he is expected to be nominated for a three year term.
In connection with Mr. Clayton’s appointment as a director, effective October 1, 2005, the Compensation Committee of the Board of Directors granted Mr. Clayton 3,500 shares of restricted stock, 50% of which will vest on the first anniversary of Mr. Clayton’s election to the Board of Directors and 50% of which will vest on the second anniversary.
A copy of the press release issued on October 3, 2005 announcing Mr. Clayton’s appointment is attached to this Report as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release dated October 3, 2005, entitled “Matrixx Initiatives, Inc. Announces the Election of John M. Clayton Ph.D to the Board of Directors.”

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)

/s/ William J. Hemelt

William J. Hemelt Executive Vice President, Chief Financial Officer and Treasurer
     Date: October 3, 2005